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                                                                   EXHIBIT 23.1

                                  [LETTERHEAD]

November 1, 1996

Sun International Hotels Limited
1415 East Sunrise Boulevard
Ft. Lauderdale, Florida 33304

Dear Sirs:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 31, 1996 (except with respect to the matter discussed in Note 21, as to which the date is April 4, 1996) included in the Company's Form 20-F for the year ended December 31, 1995 and to all references to our Firm included in this registration statement on Form F-4.

                                       /s/ Arthur Andersen

                                       ARTHUR ANDERSEN

London,
England